Exhibit 99.2

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL INFORMATION AS OF DECEMBER 31, 2004

Table of Contents

Overview	2

Operating Properties	6

Properties Under Construction and Construction in Progress	8

Supplemental Financial Data	9

Combined Portfolio Net Operating Income	11

Lease Expiration Schedules	12

Rental Rates and Average Rents	14

In-line Store Sales	15

Outstanding Debt	16

Outstanding Debt of Unconsolidated Joint Ventures	19

Capital Expenditures for Operating Properties	21

Key Financial Ratios	22

Attachment 1: Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OVERVIEW

The Company

This supplemental information package includes information with respect to both The Mills Corporation, or TMC, and The Mills Limited Partnership, or Mills LP, of which TMC is the sole general partner and in which TMC owned a 1.00% general partner interest and a 85.12% limited partner interest as of December 31, 2004.  TMC conducts all of its business and owns all of its properties through Mills LP and Mills LP’s various subsidiaries. As the general partner of Mills LP, TMC has the exclusive power to manage the business of Mills LP, subject to certain limited exceptions.  The supplemental information provided in this Exhibit 99.2 represents our consolidated financial and operational information as of and for the year ended December 31, 2004.

Except as otherwise required by the context, together TMC and Mills LP are referred to as “Mills,” “we,” “us,” and “our.”

Our primary focus is our portfolio of 41 retail and entertainment-oriented centers comprised of 17 super-regional “Mills Landmark Centers,” 22 regional “21st Century Retail and Entertainment Centers” and 2 “International Retail and Entertainment Centers.” At March 23, 2005, we owned or had an interest in:

Mills Landmark Centers

Arizona Mills – Phoenix, AZ

Arundel Mills – Baltimore, MD

Cincinnati Mills – Cincinnati, OH

Colorado Mills – Denver, CO

Concord Mills – Charlotte, NC

Discover Mills – Atlanta, GA

Franklin Mills – Philadelphia, PA

Grapevine Mills – Dallas/Fort Worth, TX

Great Mall of the Bay Area – Silicon Valley, CA

Gurnee Mills – Chicago, IL

Katy Mills – Houston, TX

Ontario Mills – Los Angeles, CA

Opry Mills – Nashville, TN

Potomac Mills –  Washington, DC

St. Louis Mills – St. Louis, MO

Sawgrass Mills – Fort Lauderdale, FL

Vaughan Mills – Toronto, Canada

International Retail and Entertainment Centers

Madrid Xanadú – Madrid, Spain

St. Enoch Centre – Glasgow, Scotland

21st Century Retail and Entertainment Centers

The Block at Orange – Los Angeles, CA

Briarwood Mall – Ann Arbor, MI

Broward Mall – Fort Lauderdale, FL

Columbus City Center – Columbus, OH

Del Amo Fashion Center – Los Angeles, CA

Dover Mall – Wilmington, DE

The Esplanade – New Orleans, LA

The Falls – Miami, FL

Galleria at White Plains – White Plains, NY

Gwinnett Place – Atlanta, GA

Hilltop Mall – West Contra Costa County, CA

Lakeforest Mall – Gaithersburg, MD

Marley Station – Glen Burnie, MD

Meadowood Mall – Reno, NV

Northpark Mall – Jackson, MS

The Shops at Riverside Square – Hackensack, NJ

Southdale Center – Minneapolis, MN

Southridge Mall – Milwaukee, WI

Stoneridge Mall– Pleasanton, CA

Town Center at Cobb – Atlanta, GA

Tuttle Crossing – Columbus, OH

Westland Mall – Miami, FL

In January 2005, we completed our purchase of a 50% joint venture interest in St. Enoch Centre in Glasgow, Scotland, and, in March 2005, we completed our acquisitions of Southdale Center near Minneapolis, MN and Southridge Mall near Milwaukee, WI.

Other portfolio holdings include 3 “Community Centers”: Arundel Mills Marketplace (Baltimore, MD), Concord Mills Marketplace (Charlotte, NC) and Liberty Plaza (Philadelphia, PA); 19 single tenant properties subject to net leases and operating as CVS pharmacies (“Net Lease Properties”); and other related commercial development.

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures

Our press release and this Supplemental Information package present certain non-GAAP financial measures we believe are useful to our investors and management. Such measures include:

•              Funds From Operations (“FFO”)

•              Adjusted Funds From Operations (“AFFO”)

THE MILLS CORPORATION
THE MILLS LIMITED PARTNERSHIP

•              Net Operating Income (“NOI”)

•              Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”)

Income from continuing operations is considered the most directly comparable GAAP measure for FFO, AFFO and EBITDA. Operating income, a component of net income, is the most comparable GAAP measure for NOI. Attachment 1, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms”, includes definitions and reconciliations of each of these measures and further explains why we believe such measures are useful.

Restatement

We announced on February 16, 2005, that we would restate our audited financial results for the fiscal years ended December 31, 2003 and 2002, and our unaudited quarterly results for the first three quarters of 2004 to correct our accounting treatment of various items to conform with Generally Accepted Accounting Principles, or GAAP.  The following describes the significant aspects of the restatement.

•      Equity in earnings. We changed our method of computing our equity in the earnings of our joint ventures and have applied the change retroactively to the origination of our involvement in each of these joint ventures. Previously, we used an estimate of our economic ownership in the joint venture based on projected cash flows. The method reflected in the restatement, known as Hypothetical Liquidation at Book Value, or HLBV, allocates income to equity participants based on the terms of the respective partnership agreements upon an assumed liquidation of the joint venture at its depreciated book value as of the end of the reporting period.

•      Capitalized interest.  We changed our method for capitalizing the interest on borrowings made to fund our development and other construction projects. Previously, we capitalized interest using computed rates on excess proceeds from refinancing various loans based on an incremental interest cost approach.  The amount we now capitalize is based on the stated interest rates, including amortization of deferred financing costs.  The calculation includes interest costs that theoretically could have been avoided, based on an assumed repayment of our highest rate debt, had the underlying development and construction activities not been undertaken.

•      Other capitalized costs. We changed our accounting for leasing and financing overhead to expense these costs as incurred to the extent of our partners’ interests in the underlying entities. We previously capitalized these costs and expensed them as the related fees were recognized. We also corrected our accounting for lease inducements to amortize them against revenue over the life of the lease.

•      Gain on sale of joint venture interests.  In the third quarter of 2003, we reported a sale of partial interests in three joint ventures and recognized an aggregate gain of $8.5 million.  Due to our continuing involvement in the joint ventures, SFAS 66 precluded us from recognizing the transactions as sales. In the restatement, we recorded the sales and related gains in the second quarter of 2004 when the underlying joint venture agreements were amended to remove the terms comprising the continuing involvement.

•      Promotion funds.   Under our lease agreements, tenants are required to fund costs associated with promoting the property. The restatement reflects amounts received from tenants as “Recoveries from tenants” and the associated expenses are reflected as “Recoverable from tenants.”  These amounts had previously been presented on a net basis.  Revenues in excess of expenses are deferred until the associated costs are incurred.  Promotion costs are expensed as incurred.

•      Other.  In conjunction with the restatement, we also made adjustments to our accounting for various other miscellaneous items, including (i) calculating straight-line rent from the date the tenant takes control of the space, rather than our previous practice of recognizing rent as of lease commencement date; (ii) the correction of some purchase price adjustments; and (iii) restating gains on residual land sales from joint ventures to expense capitalized interest upon sale.

In addition, we have grossed up our income statement to no longer net certain fees and the costs incurred to earn those fees.

THE MILLS CORPORATION
THE MILLS LIMITED PARTNERSHIP

The following summarizes the impact of the restatement on our results of operations, in millions except per share and unit amounts.

Year Ended 12/31/2003
Increase (decrease) in income from continuing operations:
Equity in earnings	$6.4
Capitalized interest	(4.0)
Other capitalized costs	(1.4)
Sale of joint venture interests	(8.5)
Promotion funds	(0.2)
Other	(1.9)
Net decrease in Mills LP income from continuing operations	(9.6)
Mills LP minority interest’s share of the restatement adjustments	1.6
Net decrease in TMC net income from continuing operations	$(8.0)

Increase (decrease) in diluted earnings per common share and unit from continuing operations:
Equity in earnings	$0.10
Capitalized interest	(0.06)
Other capitalized costs	(0.02)
Sale of joint venture interests	(0.14)
Promotion funds	—
Other	(0.04)
Net decrease in diluted earnings per common share and unit from continuing operations	$(0.16)

Adoption of FIN 46

In our Form 10-Q for the period ended March 31, 2004, we adopted Financial Accounting Standards Board Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46”) and applied it prospectively.  At that time, we did not include all of our joint ventures with KanAm in the consolidation.  We have since determined that our joint ventures with KanAm and its affiliates meet the criteria of variable interest entities and should have been consolidated at that time.  We decided to consolidate the KanAm joint ventures based on a comparison of our voting rights relative to our obligation to absorb expected losses or right to receive residual returns.  Further, we determined that we are the primary beneficiary for each of our joint ventures with KanAm and its affiliates.  As a result, we have consolidated 12 previously excluded KanAm joint ventures effective March 31, 2004.  The reapplication of FIN 46 resulted in the recordation, as of March 31, 2004, of a cumulative effect adjustment to earnings of $42.1 million ($0.79 per common share and unit for the year ended December 31, 2004), net of minority interest of $9.3 million, reflecting additional capitalized interest as if the entities had been consolidated during their respective construction periods, some of which began in 1995.

Operating data for joint ventures consolidated under the provisions of FIN 46 for the period from March 31, 2004 to December 31, 2004 was as follows (in millions):

Nine Months Ended 12-31-04
Property revenues	$284.1
Depreciation and amortization expense	88.7
Interest expense	75.1

THE MILLS CORPORATION
THE MILLS LIMITED PARTNERSHIP

Cautionary Statement

Various information contained in this Supplemental Information package may constitute “forward-looking statements” for the purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations and are not guarantees of future performance.  Such forward-looking statements include, among others, statements regarding development and construction costs, lease expirations and extension of loan maturity dates.

Forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “would be,” or “continue” or the negative thereof or other variations thereon or comparable terminology are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are:

•              the general international, national and local economic climate;

•              the supply and demand for retail properties;

•              interest rate levels and fluctuations in the exchange rates between the U.S. dollar and foreign currencies in countries where we have investments;

•              the availability to us of financing for our development projects or acquisition activities;

•              risks associated with the development, acquisition and operation of retail properties, including risks that the development of the project may not be completed on schedule or on budget, that we may not be able to lease available space to tenants at favorable rental rates, that tenants will not take occupancy or pay rent in accordance with their leases, or that development or operating costs may be greater than anticipated; and

•              those risks described in the section entitled “Risk Factors” in The Mills Corporation’s Form 10-K for the year ended December 31, 2003 and The Mills Limited Partnership’s registration statement on Form 10.

We undertake no duty or obligation to publicly announce any revisions to, or updates of, these forward-looking statements that may result from future events or circumstances.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OPERATING PROPERTIES

Gross leasable area (“GLA”) and certain other information pertaining to properties that we own or have an interest in follow.  Anchor stores are defined as spaces of at least 20,000 square feet.  The number of anchor stores indicates those that are open and occupied as of December 31, 2004 or, for the properties added subsequently, as of the date acquired. GLA is stated in square feet and tenant owned GLA is included with anchor stores.

		Year Opened or		Gross Leaseable Area (“GLA”)			# of Anchor	Tenant Owned
	Service Area	Acquired		Total	Anchor	In-line	Stores	GLA
				(GLA in thousands)
Mills Landmark Centers:
Arizona Mills (u)	Phoenix, AZ	1997 (O)		1,234	713	521	17	—
Arundel Mills (c)	Baltimore, MD	2000 (O)		1,238	725	513	15	—
Cincinnati Mills (w)	Cincinnati, OH	2004 (A)	*	1,456	1,021	435	13	—
Colorado Mills (c)	Denver, CO	2002 (O)		1,101	535	566	10	181
Concord Mills (c)	Charlotte, NC	1999 (O)		1,303	757	546	18	—
Discover Mills (c)	Atlanta, GA	2001 (O)		1,183	669	514	13	—
Franklin Mills (w)	Philadelphia, PA	1989 (O)		1,727	1,140	587	19	210
Grapevine Mills (c)	Dallas/Fort Worth, TX	1997 (O)		1,612	1,093	519	20	—
Great Mall of the Bay Area (c)	Silicon Valley, CA	2003 (A)		1,282	642	640	11	—
Gurnee Mills (w)	Chicago, IL	1991 (O)		1,828	1,211	617	17	251
Katy Mills (c)	Houston, TX	1999 (O)		1,218	632	586	14	—
Ontario Mills (c)	Los Angeles, CA	1996 (O)		1,491	965	526	21	125
Opry Mills (c)	Nashville, TN	2000 (O)		1,143	615	528	17	—
Potomac Mills (w)	Washington, DC	1985 (O)		1,595	969	626	20	80
St. Louis Mills (c)	St. Louis, MO	2003 (O)		1,057	552	505	12	—
Sawgrass Mills (w)	Fort Lauderdale, FL	1990 (O)		2,170	1,363	807	23	282
Vaughan Mills (u)	Toronto, Canada	2004 (O)		1,121	604	517	12	—
				23,759	14,206	9,553	272	1,129
21st Century Retail and Entertainment Centers:
The Block at Orange (c)	Los Angeles, CA	1998 (O)		697	423	274	11	—
Briarwood Mall (u)	Ann Arbor, MI	2004 (A)		974	655	319	6	608
Broward Mall (w)	Fort Lauderdale, FL	2003 (A)		998	717	281	4	717
Columbus City Center (u)	Columbus, OH	2004 (A)		1,066	710	356	5	471
Del Amo Fashion Center (1) (u)	Los Angeles, CA	2003 (A)		2,095	1,389	706	11	785
Dover Mall (w)	Wilmington, DE	2003 (A)		887	647	240	6	443
The Esplanade (w)	New Orleans, LA	2003 (A)		901	544	357	3	498
The Falls (u)	Miami, FL	2004 (A)		826	455	371	2	455
Galleria at White Plains (w)	White Plains, NY	2003 (A)		878	582	296	3	329
Gwinnett Place (u)	Atlanta, GA	2003 (A)		1,278	844	434	5	720
Hilltop Mall (u)	W. Contra Costa Cnty, CA	2004 (A)		1,069	738	331	5	518
Lakeforest Mall (u)	Gaithersburg, MD	2004 (A)		1,086	688	398	5	668
Marley Station (u)	Glen Burnie, MD	2004 (A)		1,067	761	306	6	524
Meadowood Mall (u)	Reno, NV	2004 (A)		893	610	283	5	472
Northpark Mall (w)	Jackson, MS	2003 (A)		961	647	314	4	647
The Shops at Riverside Square (w)	Hackensack, NJ	2002 (A)		627	425	202	3	293
Southdale Center (2) (w)	Minneapolis/St. Paul, MN	2005 (A)		1,335	897	438	5	774
Southridge Mall (2) (w)	Milwaukee, WI	2005 (A)		1,239	908	331	8	610
Stoneridge Mall (u)	Pleasanton, CA	2004 (A)		1,297	842	455	5	842
Town Center at Cobb (u)	Atlanta, GA	2003 (A)		1,273	851	422	5	723
Tuttle Crossing (u)	Columbus, OH	2004 (A)		1,133	767	366	5	746
Westland Mall (w)	Miami, FL	2004 (A)		820	604	216	3	604
				23,400	15,704	7,696	115	12,447

		Year Opened or	Gross Leaseable Area (“GLA”)			# of Anchor	Tenant Owned
	Service Area	Acquired	Total	Anchor	In-line	Stores	GLA
			(GLA in thousands)
International Retail and Entertainment Centers:
St. Enoch Centre (3) (u)	Glasgow, Scotland	2005 (A)	731	438	293	5	—
Madrid Xanadú (w)	Madrid, Spain	2003 (O)	1,393	970	423	14	376
			2,124	1,408	716	19	376

Community Centers:
Arundel Marketplace (c)	Baltimore, MD	2003 (O)	101	77	24	3	—
Concord Marketplace (w)	Charlotte, NC	2001 (O)	236	217	19	2	11
Liberty Plaza (w)	Philadelphia, PA	1994 (O)	372	319	53	4	14
			709	613	96	9	25

Portfolio Totals			49,992	31,931	18,061	415	13,977

* Acquired in 2002 and re-opened in 2004 after redevelopment.

(O)          Opened

(A)          Acquired

(w)          Wholly owned properties

(c)           Consolidated joint venture properties

(u)           Unconsolidated joint venture properties

(1)           Excludes 403,000 square feet under redevelopment and 113,000 square feet of office space.

(2)           Acquired in March 2005.

(3)           Purchased a 50% interest in January 2005.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

PROPERTIES UNDER CONSTRUCTION

December 31, 2004

(Unaudited, GLA and dollars in millions)

The following information is subject to adjustment as a result of factors inherent in the development process, some of which may not be under our direct control.  Approximate GLA is projected at full build out and includes space that may be owned by certain anchor store tenants. Mills Funding to Date includes amounts in excess of our required equity that we have advanced to the project and expect to be repaid. GLA is stated in square feet.

	Anticipated Opening Date	Approx. GLA	Estimated Aggregate Project Cost	Expected Equity from Mills	Mills Funding to Date		Anchor Store Tenant Commitments	Percentage Executed Leases
Pittsburgh Mills Pittsburgh, PA	Summer 2005	1.1	$218	$26	$58	*	9	72.8%

* Mills funding was reduced to $26 million in February 2005 as a result of closing the construction loan for the project.

Meadowlands Xanadu, located in East Rutherford, NJ, is also in development.  State and federal permits necessary to construct the project have been received and construction commenced in March 2005.  The entertainment/retail component of the project, consisting of 2.2 million square feet of GLA, currently has a base budget projected at $890 million, subject to adjustment for revenue enhancing scope changes, final permit and public approval costs, schedule adjustments and costs related thereto.  Mills funding to date is $68.6 million.

CONSTRUCTION IN PROGRESS

December 31, 2004

(Unaudited, dollars in millions)

The following summarizes construction in progress, including tenant improvement and projects under predevelopment, construction, development and redevelopment.  “Gross” is the total amount of construction in progress while “Proportionate Share” excludes our partners’ interests.

	Gross	Proportionate Share
Wholly owned operating properties	$240.7	$240.7
Joint venture operating properties*	194.2	67.6
Joint venture development properties*	365.1	175.7
	$800.0	$484.0

* Includes both consolidated and unconsolidated joint ventures.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL FINANCIAL DATA

(Unaudited, dollars in millions)

	Years Ended December 31,
	2004	2003
		(Restated)
Revenues:
Minimum rent	$411.2	$213.3
Percentage rent	9.3	5.6
Recoveries from tenants	202.3	119.3
Other property revenue	46.5	27.8
Management fees	11.6	15.7
Other fee income	3.9	19.1

Total operating revenues	684.8	400.8

Expenses:
Recoverable from tenants	193.5	112.4
Other operating expenses	30.0	12.2
General and administrative	46.5	26.1
Cost of fee income	29.9	16.9
Depreciation and amortization	199.5	88.7

Total operating expenses	499.4	256.3

Operating income	185.4	144.5

Other income (expense):
Interest expense	(148.5)	(80.6)
Foreign currency exchange gains	15.2	38.6
Other income, net	18.2	8.3

Income before joint venture operations and minority interest in Mills LP	70.3	110.8

Sales of joint venture interests	99.3	0.7
Equity in earnings of unconsolidated joint ventures	15.3	34.6
Minority interest in consolidated joint ventures
Minority interest in earnings	(12.4)	—
Attribution to Mills of the elimination of interest and fees	47.9	—

Income from continuing operations	220.4	146.1
Discontinued operations	—	0.1
Cumulative effect of FIN 46 adoption	51.4	—

Mills LP net income	271.8	146.2
Minority interest in Mills LP:
Continuing operations, including preferred distributions	(30.5)	(31.1)
Discontinued operations	—	—
Cumulative effect of FIN 46 adoption	(9.3)	—

TMC net income	232.0	115.1
Preferred stock dividends	(43.9)	(27.8)

Income available to TMC common stockholders	188.1	87.3
Add minority interest reflected as common equity in Mills LP	38.9	30.5

Income available to Mills LP common unit holders	$227.0	$117.8

NOTE:    The consolidation of 12 previously unconsolidated joint ventures beginning April 1, 2004, affects the comparability of the periods presented.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

SUPPLEMENTAL FINANCIAL DATA

(Unaudited, dollars in millions,

except per share and unit data)

	Years Ended December 31,
	2004	2003
		(Restated)
Earnings per Common Share and Unit - Diluted:
Continuing operations	$2.71	$1.91
Discontinued operations	—	—
Cumulative effect of FIN 46 adoption	.79	—
Earnings per common share and unit – diluted	$3.50	$1.91

Weighted Average Number of Common Shares / Units - Diluted:
TMC shares	54,079	45,785

Mills LP units	64,910	61,550

Dividends/distributions paid per common share/unit	$2.380	$2.260

Funds From Operations:
Mills LP income from continuing operations	$220.4	$146.1
Add:
Depreciation and amortization	194.7	85.3
Equity in depreciation and amortization from unconsolidated joint ventures	33.4	61.7
Deduct:
Sales of joint venture interests*	(84.0)	(0.7)
Partners’ share of depreciation and amortization from consolidated joint ventures	(47.4)	—
Foreign currency exchange gains	(15.2)	(38.6)
Equity in foreign currency exchange gains from unconsolidated joint ventures	—	(2.1)

Mills LP funds from operations	301.9	251.7
Preferred unit distributions	(44.8)	(28.5)
Mills LP FFO available to common unit holders	$257.1	$223.2

FFO per Common Unit - Diluted:
Mills LP income from continuing operations	$3.39	$2.37
Add:
Depreciation and amortization	3.00	1.39
Equity in depreciation and amortization from unconsolidated joint ventures	0.51	1.00
Deduct:
Sales of joint venture interests*	(1.29)	(0.01)
Partners’ share of depreciation and amortization from consolidated joint ventures	(0.73)	—
Foreign currency exchange gains	(0.23)	(0.63)
Equity in foreign currency exchange gains from unconsolidated joint ventures	—	(0.03)
Preferred unit distributions	(0.69)	(0.46)
Mills LP FFO per common unit – diluted	$3.96	$3.63

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

COMBINED PORTFOLIO NET OPERATING INCOME

FOR THE YEARS ENDED DECEMBER 31, 2004 and 2003

(Unaudited, dollars in millions)

The following information details certain line items contained in the Supplemental Financial Data on a combined portfolio basis and does not segregate wholly owned, consolidated or unconsolidated joint venture owned properties. Such information is not intended to present operating income on a GAAP basis (see Attachment 1).

Comparable Properties are comprised of Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Block at Orange, The Shops at Riverside Square, Arundel Mills Marketplace, Concord Mills Marketplace, Liberty Plaza and Mainstreet.

Noncomparable Properties include recently opened projects that are not yet stabilized, properties acquired in 2003 and 2004, Net Lease Properties and various residual properties.

	Comparable Properties	Noncomparable Properties	Total
2004:
Minimum rent	$306.7	$245.0	$551.7
Other property revenue	195.5	164.7	360.2
Property revenues	502.2	409.7	911.9
Property operating costs	152.4	143.2	295.6

Combined Net Operating Income	$349.8	$266.5	$616.3

Mills’ proportionate share	$248.3	$202.3	$450.0

Management and other fees excluded	$18.5	$13.2	$31.7

Percent leased*	96.3%	89.6%	93.3%

2003:
Minimum rent	$291.0	$146.2	$437.2
Other property revenue	192.1	95.6	287.7
Property revenues	483.1	241.8	724.9
Property operating costs	143.8	80.5	224.3

Combined Net Operating Income	$339.3	$161.3	$500.6

Mills’ proportionate share	$274.3	$134.4	$408.7

Management and other fees excluded	$17.9	$6.8	$24.7

Percent leased*	94.8%	90.5%	93.3%

* Includes space leased for which rent is being earned on the last day of the period, excluding leases with an original term of less than one year.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

LEASE EXPIRATION SCHEDULE

Wholly Owned Properties

(Unaudited)

The following summarizes leases that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on December 31, 2004.  Tenants occupying at least 20,000 square feet are classified as anchors while ground leases totaling 1.0 million square feet and tenant owned GLA totaling 4.8 million square feet are excluded.  Square feet and annualized minimum rent are stated in thousands.

		Leased Area		Minimum Rent
Lease Expiration Year	# Expiring	Square Feet	%	Annualized	%	Average per Square Foot
Anchor Tenants
2005	11	371	7%	$3,867	8%	$10.42
2006	8	408	8%	3,385	7%	8.30
2007	7	226	4%	2,156	4%	9.54
2008	10	878	17%	6,756	14%	7.69
2009	14	835	17%	8,006	16%	9.59
2010	8	438	9%	2,759	6%	6.30
2011	8	293	6%	3,279	7%	11.19
2012	5	251	5%	1,710	4%	6.81
2013	5	147	3%	2,462	5%	16.75
2014	6	348	7%	2,870	6%	8.25
2015	1	143	3%	700	1%	4.90
After 2015	16	721	14%	10,677	22%	14.81
	99	5,059	100%	$48,627	100%	$9.61
In-line Tenants
2005	272	877	18%	$21,695	15%	$24.74
2006	211	613	13%	16,664	12%	27.18
2007	168	461	10%	12,941	9%	28.07
2008	159	419	9%	13,424	10%	32.04
2009	159	502	10%	13,064	9%	26.02
2010	102	280	6%	8,861	6%	31.65
2011	112	296	6%	9,937	7%	33.57
2012	91	227	5%	7,691	5%	33.88
2013	191	538	11%	19,438	14%	36.13
2014	99	286	6%	8,745	6%	30.58
2015	41	151	3%	4,392	3%	29.09
After 2015	35	152	3%	4,763	4%	31.34
	1,640	4,802	100%	$141,615	100%	$29.49
Total Expirations
2005	283	1,248	13%	$25,562	13%	$20.48
2006	219	1,021	10%	20,049	11%	19.64
2007	175	687	7%	15,097	8%	21.98
2008	169	1,297	13%	20,180	11%	15.56
2009	173	1,337	14%	21,070	11%	15.76
2010	110	718	7%	11,620	6%	16.18
2011	120	589	6%	13,216	7%	22.44
2012	96	478	5%	9,401	5%	19.67
2013	196	685	7%	21,900	12%	31.97
2014	105	634	6%	11,615	6%	18.32
2015	42	294	3%	5,092	3%	17.32
After 2015	51	873	9%	15,440	7%	17.69
	1,739	9,861	100%	$190,242	100%	$19.29

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

LEASE EXPIRATION SCHEDULE
Joint Venture Properties
(Unaudited)

The following summarizes leases of our consolidated and unconsolidated joint ventures that will expire assuming none of the tenants exercise renewal options. Annualized minimum rent is based on the monthly contractual minimum rent in effect on December 31, 2004.  Tenants occupying at least 20,000 square feet are classified as anchors while ground leases totaling 0.9 million square feet and tenant owned GLA totaling 7.8 million square feet are excluded.  Square feet and annualized minimum rent are stated in thousands.

		Leased Area		Minimum Rent
Lease Expiration Year	# Expiring	Square Feet	%	Annualized	%	Average per Square Foot
Anchor Tenants
2005	7	169	2%	$2,512	2%	$14.86
2006	8	185	2%	2,668	3%	14.42
2007	16	410	5%	6,285	6%	15.33
2008	8	216	3%	2,940	3%	13.61
2009	26	918	11%	11,950	12%	13.02
2010	30	1,069	13%	13,408	13%	12.54
2011	12	469	6%	5,426	5%	11.57
2012	23	1,112	13%	11,701	11%	10.52
2013	17	684	8%	6,963	7%	10.18
2014	11	594	7%	5,687	6%	9.57
2015	7	317	4%	3,302	3%	10.42
After 2015	35	2,210	26%	29,079	29%	13.16
	200	8,353	100%	$101,921	100%	$12.20
In-line Tenants
2005	481	1,508	16%	$39,444	13%	$26.16
2006	400	1,105	11%	34,234	11%	30.98
2007	483	1,204	12%	41,223	13%	34.24
2008	349	937	10%	30,540	10%	32.59
2009	380	1,090	11%	35,571	12%	32.63
2010	302	884	9%	29,505	10%	33.38
2011	220	775	8%	26,504	9%	34.20
2012	172	563	6%	18,805	6%	33.40
2013	199	654	7%	20,875	7%	31.92
2014	217	673	7%	20,657	6%	30.69
2015	52	196	2%	6,511	2%	33.22
After 2015	14	74	1%	2,189	1%	29.58
	3,269	9,663	100%	$306,058	100%	$31.67
Total Expirations
2005	488	1,677	10%	$41,956	10%	$25.02
2006	408	1,290	7%	36,902	9%	28.61
2007	499	1,614	9%	47,508	12%	29.43
2008	357	1,153	6%	33,480	8%	29.04
2009	406	2,008	11%	47,521	12%	23.67
2010	332	1,953	11%	42,913	11%	21.97
2011	232	1,244	7%	31,930	8%	25.67
2012	195	1,675	9%	30,506	7%	18.21
2013	216	1,338	7%	27,838	7%	20.81
2014	228	1,267	7%	26,344	6%	20.79
2015	59	513	3%	9,813	2%	19.13
After 2015	49	2,284	13%	31,268	8%	13.69
	3,469	18,016	100%	$407,979	100%	$22.65

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

RENTAL RATES

(Unaudited, square feet and dollars in thousands except per square foot data)

The following compares average base rent per square foot for store openings and closings at our operating properties, excluding Community Centers, for the years ended December 31, 2004, 2003 and 2002, respectively. Anchor store data includes only comparable stores.  Re-leasing spreads are the difference between average base rent per square foot of space opened and that of space closed.  The following properties in the initial lease-up phase, undergoing redevelopment or recently acquired are excluded from the analysis:

•      2004 – Colorado Mills, Discover Mills, St. Louis Mills, Del Amo Fashion Center, Great Mall of the Bay Area and Madrid Xanadú.

•      2003 – Colorado Mills, Discover Mills, St. Louis Mills, Del Amo Fashion Center, Great Mall of the Bay Area and Madrid Xanadú.

•      2002 – Arundel Mills, Discover Mills and Opry Mills.

	Openings		Closings
	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Average Base Rent Per Sq. Ft.	Total Sq. Ft.	Re-leasing Spread
In-line Stores:
2004	$33.03	986	$29.05	962	$3.98	13.7%
2003	28.78	821	27.24	877	1.54	5.7%
2002	28.32	652	25.32	694	3.00	11.8%
Comparable Anchor Stores:
2004	$13.38	282	$10.25	282	$3.13	30.6%
2003	17.80	76	11.19	76	6.61	59.1%
2002	11.29	181	8.14	181	3.15	38.7%

The following compares total annualized base rent for all anchor store openings and closings.

	Openings			Closings		Increase (decrease)
	Annualized Base Rent	Total Sq. Ft.		Annualized Base Rent	Total Sq. Ft.	Annualized Base Rent	Total Sq. Ft.

Total Anchor Stores (1):
2004	$9,113	756		$4,713	330	$4,400	426
2003	4,205	409	(2)	4,066	512	139	(103)
2002	5,349	419		3,173	459	2,176	(40)

(1)  Excludes anchor spaces that were reconfigured into in-line specialty space.

(2)  Includes ground leases of 41,000 square feet.

AVERAGE RENTS

(Unaudited, dollars in millions except per square foot)

The following presents annualized rent data for our operating properties, excluding Community Centers. Annualized amounts are based on leases in place as of December 31, 2004, 2003 and 2002, respectively.  Ground leases and tenant owned GLA are excluded from the average rent per square foot calculation.

	Minimum Rent Plus Percentage Rent
	Total		Anchor Stores		In-line Stores
	Total	Per Sq. Ft.	Total	Per Sq. Ft.	Total	Per Sq. Ft.

2004	$622.5	$22.65	$152.5	$11.64	$470.0	$32.68
2003	450.3	20.79	129.8	11.62	320.5	30.56
2002	286.4	18.58	102.5	11.13	183.9	29.65

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

IN-LINE STORE SALES
(Unaudited)

Information pertaining to in-line store sales as reported by tenants is presented below for the fiscal years ended December 31, 2004, 2003 and 2002.

Gross Sales per Square Foot is presented for the twelve month period ended December 31st and includes only centers that have been operating and stabilized for at least 24 months:

2004 — Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Great Mall of the Bay Area, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Block at Orange, Briarwood Mall, Broward Mall, Del Amo Fashion Center, Dover Mall, The Esplanade, The Falls, Galleria at White Plains, Gwinnett Place, Hilltop Mall, Lakeforest Mall, Marley Station, Meadowood Mall, Northpark Mall, The Shops at Riverside Square, Stoneridge Mall, Town Center at Cobb, Tuttle Crossing and Westland Mall.

2003 — Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Block at Orange, Broward Mall, Dover Mall, The Esplanade, Galleria at White Plains, Northpark Mall, The Shops at Riverside Square, Town Center at Cobb, Gwinnett Place and Del Amo Fashion Center.

2002 — Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

Comparable Same Space Sales is presented for the twelve month period ended December 31st and includes only those tenants that have been in occupancy for at least 24 months. Tenants at centers that have been owned or, if developed, that construction has been completed for less than 24 months or have not stabilized are excluded.  Excluded properties include all properties acquired in 2004 and 2003; Cincinnati Mills, Madrid Xanadú, Colorado Mills and Discover Mills; and, for 2002, Arundel Mills and Opry Mills.

Comparable Same Center Sales per Square Foot is presented for the twelve month period ended December 31st and compares sales at centers that were operated by us, which had 24 months of operations and has stabilized, and compares sales of acquired centers that we have owned for at least 24 months:

2004 — Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills, The Block at Orange and The Shops at Riverside Square.

2003 — Arizona Mills, Arundel Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Opry Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

2002 — Arizona Mills, Concord Mills, Franklin Mills, Grapevine Mills, Gurnee Mills, Katy Mills, Ontario Mills, Potomac Mills, Sawgrass Mills and The Block at Orange.

	Current Year	Prior Year	Percentage Change
Gross Sales per Square Foot:
2004	$368	$337	9.2%
2003	$337	$326	3.4%
2002	$326	$326	—%

Comparable Same Space Sales (dollars in millions):
2004	$1,684.6	$1,627.6	3.5%
2003	$1,579.1	$1,575.3	0.2%
2002	$1,501.8	$1,540.3	(2.5)%

Comparable Same Center Sales per Square Foot:
2004	$362	$339	6.8%
2003	$332	$326	1.8%
2002	$326	$326	—%

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OUTSTANDING DEBT

DECEMBER 31, 2004

(Unaudited, dollars in millions)

			Interest
	Outstanding Balance		Type	Annual Rate	Annual Amount	Maturity Date	Mills Guaranty
Wholly owned property debt:
Broward Mall (1)	$62.1		Fixed	5.34%	$3.3	3/18/09	—
Cincinnati Mills (2)	122.0	(a)	Variable	L + 200bp	6.2	2/4/07	75%
Concord Mills Marketplace	14.3	(b)	Fixed	5.76%	.8	2/1/14	—
Cross Collateralized (3)	320.0	(a)	Variable	L + 210bp	14.3	2/10/08	—
Franklin Mills/Liberty Plaza	130.8	(b)	Fixed	7.67%	10.0	5/5/07	—
Madrid Xanadú (4)	239.6	(a)	Variable	E + 155bp	8.9	5/9/06	2%
Potomac Mills/Gurnee Mills	343.0	(b)	Fixed	7.46%	25.6	3/10/11	—
The Shops at Riverside Square (5)	65.0		Fixed	5.77%	3.8	1/11/13	—
Sawgrass Mills/The Oasis
Mortgage	290.3	(b)	Fixed	7.18%	20.8	7/7/06	—
Mezzanine	35.7	(b)	Variable	L + 450bp	2.5	7/7/06	—
Westland Mall (6)	58.8		Fixed	4.95%	2.9	2/1/11	—
Net Leased Properties	26.5	(a)	Fixed	7.96%	2.1	10/10/10	—
Net Leased Properties	20.9	(a)	Fixed	9.35%	2.0	1/10/23	—
	1,729.0				103.2
Consolidated joint venture property debt:
Arundel Mills (7)	187.0	(a)	Fixed	4.61%	8.6	6/9/10	—
Arundel Marketplace	12.2	(b)	Fixed	5.92%	.7	1/1/14	—
The Block at Orange (8)	135.0	(a)	Fixed	6.61%	8.9	1/1/09	—
Colorado Mills (9)	170.0	(a)	Variable	L + 178bp	7.1	11/12/09	—
Concord Mills	176.9	(b)	Fixed	6.13%	10.8	12/7/12	—
Discover Mills (10)
Mortgage	119.4	(a)	Variable	L + 175bp	5.5	4/7/07	100%
Mezzanine	42.7	(a)	Variable	L + 300bp	2.5	4/7/07	100%
Grapevine Mills	151.3	(b)	Fixed	6.47%	9.8	10/1/08	—
Grapevine Mills II	14.1	(b)	Fixed	8.39%	1.2	11/5/08	—
Great Mall of the Bay Area	175.0	(a)	Fixed	4.8%	8.4	9/1/08	—
Katy Mills (11)	148.0	(a)	Fixed	6.69%	9.9	1/9/13	10%
Opry Mills (12)	175.0	(a)	Fixed	3.68%	6.4	10/10/07	—
St. Louis Mills (13)	131.1	(a)	Variable	L + 195bp	5.9	5/13/06	100%
	1,637.7				85.7
Other:
Line of credit (14)	252.0	(a)	Variable	L + 118bp	9.0	12/15/07	100%
Term loan (15)	200.0	(a)	Variable	L + 118bp	7.2	12/15/07	100%
Mainstreet and other	8.1		Fixed	Various	.7	Various	100%
	460.1				16.9
	$3,826.8				$205.8

	Wholly Owned	Joint Ventures	Corporate and Other	Consolidated
Remaining principal payments:
2005	$12.4	$4.4	$1.9	$18.7
2006	571.4	135.9	1.4	708.7
2007	256.4	342.0	453.4	1051.8
2008	328.8	339.0	1.4	669.2
2009	62.0	310.6	1.4	374.0
Thereafter	498.0	505.8	0.6	1004.4
	$1729.0	$1,637.7	$460.1	$3,826.8

L = one month LIBOR (London Interbank Offered Rate), which was 2.40% at December 31, 2004.

E = three month EURIBOR (Euro Interbank Offered Rate), which was 2.16% at December 31, 2004.

P = daily prime, which was 5.00% at December 31, 2004.

bp = basis points.

DSC = debt service coverage.

(a)           Interest-only through maturity.

(b)           Amortizing on a 30-year schedule with a balloon payment due at maturity.

In February 2005, the Pittsburgh Mills construction loan was financed with a total commitment of $175.0 million.  The interest only loan matures in February 2008 and provides for two one-year extensions.  The interest rate is LIBOR plus 1.65% but the interest rate spread may be reduced to 1.50% and 1.35% as certain performance measures are achieved.  The loan is fully guaranteed by Mills but the guaranty is also reduced when certain performance measures are achieved.

In March 2005, the Sawgrass Mezzanine mortgage loan was refinanced with a total commitment of $337.0 million.  An initial advance was made on the closing date in the amount of $40.0 million.  The interest only loan matures in July 7, 2006.  The interest rate is LIBOR plus 2.19% and is fully guaranteed by us.

(1)           The mortgage was assumed upon acquisition of the property and adjusted to fair market value upon acquisition, resulting in an effective interest rate of 5.34%.  Principal payments are due in March with $1.5 million due in 2005; $2.0 million due annually thereafter through 2008; and a balloon payment due at maturity.

(2)           This is a construction loan with a total $122.0 million commitment. An interest rate swap fixes the interest rate at 5.88% on a notional amount of $57.0 million through October 2006. The basis point spread may be reduced to 170 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.2 and to 150 when additional milestones are met and a DSC ratio of 1.35 is attained.  The stated maturity is February 2007, but the agreement provides for two one-year extensions.  When certain occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 are achieved, Mills’ guaranty is reduced to 50%, 30% and 10%, respectively.

(3)           The mortgage is cross collateralized by Dover Mall, The Esplanade, Galleria at White Plains and Northpark Mall.  The loan agreement contains a LIBOR floor of 1.75% on a notional amount of $75.0 million.  An interest rate swap fixes the interest rate at 4.17% on the remaining $245.0 million through February 2005. The stated maturity is February 2006 but Mills intends to exercise its two one-year extension options.

(4)           The construction loan is denominated in Euros and has a total commitment of €193.0 million (€165.0 million construction loan and €28.0 million for VAT).  The basis point spread for the construction loan can be reduced to 145, 135 and 125 with the achievement of a DSC ratio of 1.10, 1.20 and 1.30, respectively.  The loan is scheduled to mature in May 2006 but the agreement provides for two one-year extensions.  Exercise of the extension options are subject to satisfying a variety of conditions including partial repayment, DSC ratio and loan-to-value levels.  Mills has guaranteed $4.9 million of the outstanding balance.

(5)           The mortgage is interest only through January 2005 and will amortize on a 30-year schedule thereafter with a balloon payment due at maturity.

(6)           The mortgage is interest only through February 2007 and will amortize on a 30-year schedule thereafter with a balloon payment due at maturity.

(7)           Provided certain conditions are met, an additional $40.0 million in mezzanine debt may be borrowed.

(8)           The stated maturity is January 2006 but the venture intends to exercise its three one-year extension options.  Through April 2006 two interest rate swaps fix the rate at 6.67% and 5.69% on varying notional amounts, which total the outstanding balance of the mortgage.  An interest rate swap fixes the interest rate at 5.69% on a notional amount of $135.0 million from May 2006 through the extended maturity.

(9)           The stated maturity is November 2007 but Mills intends to exercise its two one-year extension options.

(10)         The loans have a stated maturity date of April 2007 with a one-year extension option.  On a notional amount of $110.5 million of the mortgage loan, interest rate swaps fix the interest rate at 3.44% through March 2005, 5.04% from April 2005 through March 2006 and 6.28% from April 2006 through maturity.  On a notional amount of $39.5 million of the mezzanine loan, interest rate swaps fix the interest rate at 4.69% through March 2005, 6.29% from April 2005 through March 2006 and 7.53% from April 2006 through maturity.  The loans are fully guaranteed by Mills.  The guaranty on the mortgage loan may be reduced to 50% and 25%, respectively, when a DSC ratio of 1.45 and 1.75 is attained and the project meets certain leasing and occupancy requirements.

(11)         The mortgage is interest only through January 2008 and will amortize on a 25-year schedule thereafter with a balloon payment due at maturity.

(12)         The stated maturity is October 2005 but we intend to exercise the two one-year extension options. An interest rate swap fixes the interest rate at 3.68% on a notional amount of $175.0 million through the extended maturity. Provided certain terms and conditions are met, an additional $25.0 million may be borrowed.

(13)         Interest rate swaps fix the interest rate at 4.36% on a notional amount of $55.0 million and 4.15% on a notional amount of $55.0 million through October 2005 and from November 2005 through April 2006 on a notional amount of $110.0 million at 5.80%.  The basis point spread can be reduced to 175 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.2.  The basis point spread may be reduced to 155 when additional milestones are met along with achieving a DSC ratio of 1.35.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 achieved, Mills’ guaranty is reduced to 50%, 30% and 10%, respectively.

(14)         The unsecured line of credit was amended and restated in December 2004.  The total revolving credit commitment is $1.0 billion under the new agreement. Funds availability is subject to certain performance measures and restrictive covenants.  Subject to certain leverage tests, the line bears interest at a variable rate ranging from 95 to 145 basis points over the applicable rate: LIBOR for U.S. dollar denominated borrowings and EURIBOR for euro denominated borrowings.  Also subject to certain leverage tests, the agreement provides for a facility fee rate ranging from 20 to 25 basis points charged on outstanding borrowings.  At December 31, 2004, the available balance was $731.5 million (net of letters of credit totaling $16.5 million), and the interest rate spread was 118 basis points.  The line is scheduled to expire in December 2007 but contains a one-year extension option.  We have reviewed the restatement adjustments with our lenders and have received the required waivers of certain representations and non-financial covenants that are affected by these restatement adjustments.

(15)         Our $200.0 million term loan was also refinanced in December 2004 in connection with the new credit facility described above (in footnote 14).  Subject to certain leverage tests, the loan bears interest at a variable rate ranging from 95 to 145 basis points over LIBOR.  The loan is scheduled to mature in December 2007 but contains a one-year extension option.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

OUTSTANDING DEBT OF UNCONSOLIDATED JOINT VENTURES

DECEMBER 31, 2004

(Unaudited, dollars in millions)

			Interest
	Balance		Rate Type	Annual Rate	Annual Amount	Maturity Date	Company Guaranty
Permanent Loans:
Arizona Mills	$140.9	(b)	Fixed	7.90%	$11.1	10/5/10	—
Briarwood Mall (1)	196.8		Fixed	4.48%	8.8	11/1/09	—
Gwinnett/Cobb (2)	227.4	(b)	Fixed	7.36%	16.7	4/1/07	—
Del Amo Fashion Center (3)	316.0	(a)	Variable	L + 195bp	13.7	1/10/08	7.9%
The Falls	148.2	(a)	Fixed	4.34%	6.4	11/1/09	—
Hilltop Mall (4)	46.2	(a)	Variable	L + 65bp	1.4	10/8/05	—
Lakeforest Mall (4)	99.0	(a)	Variable	L + 65bp	3.0	10/8/05	—
Marley Station (4)	75.0	(a)	Variable	L + 65bp	2.3	10/8/05	—
Meadowood Mall (5)	182.0	(a)	Variable	L + 87bp	6.8	11/1/09	—
Ontario Mills	135.0	(b)	Fixed	6.75%	9.1	12/1/08	—
Ontario Mills II	10.2	(b)	Fixed	8.01%	.8	1/5/09	—
Stoneridge Mall (6)	293.8	(a)	Variable	L + 95bp	12.1	11/1/09	—
Tuttle Crossing (7)	120.0		Fixed	5.05%	6.1	11/5/13	—
	1,990.5				98.3

Construction Loans:
Vaughan Mills (8)	148.0	(a)	Variable	C+225bp	7.1	3/4/06	50%

Other:
FoodBrand capital leases (9)	17.9		Fixed	4.5% - 12.2%	1.2	Various	60%
FoodBrand line of credit (10)	6.3	(a)	Variable	P – 50bp	.3	8/31/06	60%
	24.2				1.5
Totals	$2,162.7				$106.9

Remaining principal payments:
2005	$240.4
2006	161.1
2007	231.0
2008	451.7
2009	829.6
Thereafter	248.6
$2,162.4

L = one month LIBOR (London Interbank Offered Rate), which was 2.40% at December 31, 2004.

E = three month EURIBOR (Euro Interbank Offered Rate), which was 2.16% at December 31, 2004.

C = one month CDOR (Canadian Dollar Offered Rate), which was 2.56% at December 31, 2004.

P = daily prime, which was 5.00% at December 31, 2004.

bp = basis points.

DSC = debt service coverage.

(a)           Interest-only through maturity.

(b)           Amortizing on a 30-year schedule with a balloon payment due at maturity.

(1)           Of the total loan, $192.4 million is interest only through maturity.  The remainder amortizes on a 5-year schedule through July 2009.

(2)           The principal is evidenced by two fixed rate loans bearing interest at 7.54% and 7.25%.  The loans are cross collateralized.

(3)           The loan provides the ability to draw up to an additional $134.0 million in redevelopment financing and has a stated maturity of January 2008 with two one-year extension options.

(4)           The Hilltop Mall, Lakeforest Mall and Marley Station loans are cross collateralized.

(5)           An interest rate swap fixes the interest rate at 4.08% on a notional amount of $109.2 million through November 2007.

(6)           An interest rate swap fixes the interest rate at 4.63% on a notional amount of $176.3 million through maturity.

(7)           The mortgage is interest only through November 2006 and will amortize on a 30-year schedule thereafter with a balloon payment due at maturity.

(8)           The construction loan is denominated in Canadian dollars and has a total commitment of C$190.0 million. Its stated maturity is March 2006 with a one-year extension option.  The basis point spread can be reduced to 200 when the project meets specific completion, occupancy and leasing milestones and attains a DSC ratio of 1.25.  The basis point spread may be reduced to 175 when additional milestones are met along with achieving a DSC ratio of 1.40.  When certain completion, occupancy and leasing requirements are met and DSC ratios of 1.1, 1.3 and 1.5 achieved, Mills’ guaranty is reduced to 25%, 15% and 5%, respectively.

(9)           The maturity dates for the capital leases range from July 15, 2005 through June 30, 2009.

(10)         The total commitment on the line of credit is $7.5 million, which is available subject to certain performance measures and restrictive covenants.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

 CAPITAL EXPENDITURES FOR OPERATING PROPERTIES
(Unaudited, dollars in thousands, except per square foot data)

Capital expenditures for Comparable Properties, including our proportionate share of joint venture expenditures, are summarized below.  The recurring non-tenant category includes capital expenditures that are neither tenant related nor recoverable from tenants.  Recurring tenant and revenue enhancing categories are comprised of tenant specific capital expenditures including tenant improvements, tenant allowances and capitalized leasing costs.  Work in progress consists of construction in progress, which when complete, will be classified in either the recurring tenant or the revenue enhancing category.  Renovations and redevelopment consists of major projects underway at various operating properties, which may or may not be recoverable from tenants in the future.

	Years Ended December 31,
	2004	2003	2002
		(Restated)	(Restated)
Recurring Non-Tenant Capital Expenditures
Costs	$81	$1,190	$1,367
Per Square Foot (1)	0.00	0.06	0.12

Recurring Tenant Improvements/Leasing Costs
Costs	$7,298	$6,858	$2,552
Per Square Foot Improved (2)	12.62	6.81	3.86
Per Square Foot (1)	0.27	0.34	0.22

Total Recurring Costs
Costs	$7,379	$8,048	$3,919
Per Square Foot (1)	0.27	0.40	0.34

Revenue Enhancing Improvements/Leasing Costs
Costs	$67,158	$26,969	$27,527
Per Square Foot Improved (3)	28.99	15.44	23.25
Per Square Foot (1)	2.48	1.35	2.19

Work in Process
Cumulative Improved Costs	$8,368	$35,764	$13,229

Renovations and Redevelopment
Cumulative Improved Costs	$28,540	$2,804	$962

(1)           Based on total GLA of the properties.

(2)           Based on total GLA of all recurring store openings including spaces requiring no expenditures.

(3)           Based on total GLA of all non-recurring store openings.

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

KEY FINANCIAL RATIOS
(Unaudited, dollars in millions, except per share and unit data)

	As of and for the Years Ended December 31,
	2004		2003
			(Restated)
COVERAGE RATIOS:
Interest coverage ratio (EBITDA/interest expense)	4.0		3.5
Fixed charge ratio (EBITDA/interest expense, preferred unit distributions and loan principal amortization)	2.8		2.5

LEVERAGE RATIO:
Debt to market capitalization	45.5%		51.4%

PAYOUT RATIOS:
Distributions paid on common equity	$151.0		$136.3
Mills LP FFO available to common unit holders	$257.1		$223.2
Mills LP AFFO available to common unit holders	$249.7		$215.2
Mills LP FFO payout ratio	58.7%		61.1%
Mills LP AFFO payout ratio	60.4%		63.4%

DEBT INDICATORS:
Weighted average maturity	3.8	yrs	4.6	yrs
Weighted average interest rate	5.3%		5.6%
Fixed rate debt percentage	56.2%		60.7%
Fixed rate debt percentage, including swaps in place through December 31, 2005 and 2004, respectively	59.0%		79.8%

MARKET CAPITALIZATION:
Common stock and units outstanding at the end of the period (in thousands)	64,622		63,762
Stock price per share at the end of the period	$63.76		$44.00
	4,120.3		2,805.5
Series B Cumulative Redeemable Preferred Stock	107.5		107.5
Series C Cumulative Redeemable Preferred Stock	87.5		87.5
Series D Cumulative Redeemable Preferred Units	10.0		10.0
Series E Cumulative Redeemable Preferred Stock	213.6		213.6
Series F Convertible Cumulative Redeemable Preferred Stock	316.3		—
Total equity market capitalization (a)	$4,855.2		$3,224.1
Wholly owned debt	$2,189.0		$2,119.3
Proportionate share of joint venture debt	1,856.9		1,283.8
Total debt at the end of the period (b)	$4,045.9		$3,403.1
Total market capitalization (a) + (b)	$8,901.1		$6,627.2

INTEREST EXPENSE:
Interest expense	$148.5		$80.6
Add (deduct):
Equity in interest expense from unconsolidated joint ventures	38.5		58.5
Partners’ share of interest expense from consolidated joint ventures	(37.5)		—
Loan cost amortization	(10.6)		(7.3)
Equity in loan cost amortization from unconsolidated joint ventures	(3.4)		(3.5)
Partners’ share of loan cost amortization from consolidated joint ventures	2.6		—
Total interest expense excluding loan cost amortization	$138.1		$128.3

Note: Ratios include our proportionate share of consolidated and unconsolidated joint ventures. Earnings measures are presented for Mills LP. See Attachment I for reconciliation of non-GAAP measures.

ATTACHMENT 1

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

DEFINITIONS AND RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND OTHER TERMS

Our press release and this Supplemental Information package present certain non-GAAP financial measures, which we believe provide useful information to investors in analyzing our performance, financial condition and results of operations relative to other Real Estate Investment Trusts (“REITs”). Such measures include:

•              Funds from Operations (“FFO”)

•              Adjusted Funds from Operations (“AFFO”)

•              Net Operating Income (“NOI”) and

•              Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”).

Although these measures are different from one another, we believe income from continuing operations is the most comparable GAAP measure for FFO, AFFO and EBITDA; while operating income, a component of net income, is the most comparable GAAP measure for NOI. Further discussion of these measures follows.

Funds from operations: FFO is a recognized metric by the real estate industry, in particular, REITs. Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of such assets diminishes predictably over time. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations, “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT. As defined by NAREIT, FFO is “net income (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.”

For management analysis purposes, we adjust the NAREIT defined FFO to exclude the effects of foreign currency exchange rate fluctuations reflected in net income arising primarily through the re-measurement process of translating foreign investment and advance accounts for inclusion in our U.S. dollar financial statements. Although we believe this adjustment presents FFO on a more comparable basis to FFO presented by other REITs, it is important to realize that our FFO computation may be significantly different from that used by other REITs and, accordingly, may, in fact, not be comparable.

TMC conducts all of its operations through Mills LP.  In addition, the minority interest in Mills LP is exchangeable in specified circumstances for either, in TMC’s sole discretion, cash or shares of its common stock on a one-for-one basis.  Accordingly, we present FFO data for both TMC and Mills LP.  Management uses FFO to measure operating performance of our business and as one of several criteria to determine performance based bonuses.  Preparation and disclosure of this measure assists us and the users of both TMC’s and Mills LP’s financial statements in analyzing the performance of both entities.  However, FFO and FFO per share are not measures of financial performance under GAAP and should not be considered measures of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP.  Investors and potential investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income or net income per share.

The following reconciles income from continuing operations, which is considered to be the most comparable GAAP measure to FFO. We urge the users of our financial statements, including investors and potential investors in our securities, to carefully review the following reconciliation.

FUNDS FROM OPERATIONS

(In millions, except per unit data)

	Years Ended December 31,
	2004	2003
		(Restated)
TMC income from continuing operations	$189.9	$115.0
Add (deduct):
Depreciation and amortization	194.7	85.3
Equity in depreciation and amortization from unconsolidated joint ventures	33.4	61.7
Partners’ share of depreciation and amortization from consolidated joint ventures	(47.4)	—
Sales of joint venture interests	(84.0)	(0.7)
Foreign currency exchange gains	(15.2)	(38.6)
Equity in foreign currency exchange gains from unconsolidated joint ventures	—	(2.1)
Mills LP common unit holders’ share of above adjustments	(10.9)	(22.1)
TMC FFO	260.5	198.5
Add minority interest reflected as equity in Mills LP	4.4	53.2
Mills LP FFO	301.9	251.7
Less preferred unit distributions	(44.8)	(28.5)

FFO available to Mills LP common unit holders	$257.1	$223.2

Mills LP FFO per Common Unit (Diluted):
Mills LP income from continuing operations	$3.39	$2.37
Add (deduct):
Depreciation and amortization	3.00	1.39
Equity in depreciation and amortization from unconsolidated joint ventures	0.51	1.00
Partners’ share of depreciation and amortization from consolidated joint ventures	(0.73)	—
Sales of joint venture interests	(1.29)	(0.01)
Foreign currency exchange gains	(0.23)	(0.63)
Equity in foreign currency exchange gains from unconsolidated joint ventures	—	(0.03)
Preferred unit distributions	(0.69)	(0.46)

Mills LP FFO per common unit	$3.96	$3.63

ADJUSTED FUNDS FROM OPERATIONS
(Unaudited, in millions)

Adjusted funds from operations:  AFFO is FFO reflecting the impact of recurring capital expenditures (fixed asset expenditures and leasing costs for operating real estate properties). We believe AFFO is an important performance measure for an equity REIT as it offers an indication of a REIT’s ability to incur and service debt; to fund required distributions; and to provide for other cash needs. Most equity REITs provide AFFO information to the investment community and so it is also a useful measure in comparisons to other equity REITs.  However, our method of calculating AFFO may be different from methods used by other REITs and accordingly, may not be comparable to other REITs. Income from continuing operations is considered by management to be the most comparable GAAP measure relative to AFFO.  Reconciliations between the two measures follow.

	Years Ended December 31,
	2004	2003
		(Restated)
TMC income from continuing operations	$189.9	$115.0
Add (deduct):
Depreciation and amortization	194.7	85.3
Equity in depreciation and amortization from unconsolidated joint ventures	33.4	61.7
Partners’ share of depreciation and amortization from consolidated joint ventures	(47.4)	—
Sales of joint venture interests	(84.0)	(0.7)
Foreign currency exchange gains	(15.2)	(38.6)
Equity in foreign currency exchange gains from unconsolidated joint ventures	—	(2.1)
Recurring capital expenditures	(7.4)	(8.0)
Mills LP common unit holders’ share of above adjustments	(9.9)	(20.3)
TMC AFFO	254.1	192.3
Add minority interest reflected as equity in Mills LP	40.4	51.4
Mills LP AFFO	294.5	243.7
Less preferred unit distributions	(44.8)	(28.5)
AFFO available to Mills LP common unit holders	$249.7	$215.2

NET OPERATING INCOME
(Unaudited, in millions)

Net operating income:  NOI is defined as revenues from minimum rent, percentage rent, recoveries from tenants and other property revenue less recoverable expenses and other property expenses. Other property expenses include bad debt expenses but exclude interest expense, management fees and depreciation and amortization. NOI is used by management in assessing the operating results of its properties and the value of its real estate assets. We believe NOI allows a better understanding of the core operating performance of a REIT’s real estate portfolio before considering depreciation and amortization, financing costs and general and administrative expenses. NOI measures presented by us may not be comparable to other similarly titled measures of other companies. Operating income, a component of net income, is considered by management to be the most comparable GAAP measure relative to NOI. Reconciliations between operating income and NOI follow.

	Years Ended December 31,
	2004	2003
		(Restated)
Net Operating Income (“NOI”) reconciliations:
Consolidated portfolio:
Operating income	$185.4	$144.5
Add (deduct):
General and administrative	46.5	26.1
Cost of fees	29.9	16.9
Depreciation and amortization	199.5	88.7
Management and other fee income	(15.5)	(34.8)

Consolidated portfolio NOI	445.8	241.4

Unconsolidated portfolio NOI	170.5	259.2

Combined portfolio NOI	$616.3	$500.6

EARNINGS BEFORE INTEREST, INCOME TAXES, DEPRECIATION AND AMORTIZATION
(Unaudited, in millions)

Earnings Before Interest, Income Taxes, Depreciation and Amortization:  EBITDA is defined as income from continuing operations before minority interest plus Mills share of interest expense, income taxes and depreciation and amortization. Our pro rata share of these expenses from unconsolidated joint ventures is also excluded. Both loan cost amortization and loss on debt extinguishments are included in the definition of interest expense.  Management uses EBITDA as a performance measure and believes it offers a further tool in evaluating a REIT’s ability to incur and service debt, fund required distributions and provide for other cash needs. EBITDA is not intended to represent cash flow from operations as defined by GAAP. It is not indicative of cash available to fund all cash flow needs and liquidity, including the ability to make distributions, and should not be considered an alternative to net income determined in accordance with GAAP for purposes of evaluating operating performance. EBITDA measures presented by us may not be comparable to other similarly titled measures of other companies.  Income from continuing operations is considered by management to be the most comparable GAAP measure relative to EBITDA. Reconciliations between the two measures follow.

	Years Ended December 31,
	2004	2003
		(Restated)
TMC income from continuing operations	$189.9	$115.0
Add (deduct):
Depreciation and amortization	199.5	88.7
Equity in depreciation and amortization from unconsolidated joint ventures	33.4	61.7
Partners’ share of depreciation and amortization from consolidated joint ventures	(47.4)	—
Interest expense	148.5	80.6
Equity in interest expense from unconsolidated joint ventures	38.5	58.5
Partners’ share of interest expense from consolidated joint ventures	(37.5)	—
Loss on debt extinguishments	4.1	0.6
Equity in loss on debt extinguishments from unconsolidated joint ventures	—	0.2
Partners’ share of loss on debt extinguishments from consolidated joint ventures	(2.5)	—
Minority interest share of above adjustments:
Mills LP common unit holders’	(46.4)	(60.6)
TMC EBITDA	480.1	344.7
Add minority interest reflected as common equity in Mills LP	77.6	91.5
Mills LP EBITDA	$557.7	$436.2

Other Definitions and Terms

Comparable Properties:  Comparable Properties consist of properties that have been owned and had stabilized operations for at least the prior 24 month period and where a comparison of operating results from the prior period to the current period is meaningful.

Proportionate Share: Proportionate share of joint venture items is computed utilizing the HLBV percentage for the past 12 months for joint ventures with promoted structures and utilizing the capital contribution percentage for joint ventures where that is the basis for income allocations.